                                                                   EXHIBIT 10.13


                                   AGREEMENT

         The parties set forth below, evidenced by their signatures affixed hereto, do hereby agree as follows:

         1. The Board of Directors of United States Telecommunications, Inc. shall be configured as follows:


                  A. Reuben Pat Ballis

                  B. Paul Gregory

                  C. Aaron Grunfeld

                  D. Sam Dean

                  E. Richard Pollara or his assign

         Said Board shall remain in power for at least eleven (11) months.

         In the event, that Aaron Grunfeld does not accept his appointment to the Board of Directors of United States Telecommunications, Inc., Richard Pollara shall nominate and Richard Inzer shall have a first right of refusal regarding the appointment of any prospective replacement Board member.

         2. That certain I-NEX Consulting Group Agreement, a copy of which is attached hereto as Exhibit A, shall be executed by the appropriate corporate authorities.

         3. That certain Law Suit titled United States Telecommunications, Inc. Plaintiff v. Stephen Henderson et al. Defendant case No. 99 CA-010079, shall upon execution of this agreement be immediately dismissed. A copy of the caption page is attached hereto as Exhibit B.

         4. Those certain United States Telecommunications Promissory Notes made to the order of Richard Pollara in the approximate amount of Four Hundred Sixty Thousand ($460,000) Dollars, copies of which are attached hereto as Exhibit C, shall remain uncollected/unpaid until approximately January 2, 2000. On or about January 2, 2000, Mr. Richard Pollara shall abandon and/or completely release United States Telecommunications from any actual obligations with respect to said notes.

         5. All shares of United States Telecommunications, Inc. previously issued to Prime Equities Group, Inc., Richard Inzer and/or his assigns shall be deemed recognized by United States Telecommunications, Inc. as valid and properly issued.

         6. United States Telecommunications, Inc. shall immediately issue to Prime Equities Group, Inc., or its assigns eighty-five thousand (85,000) shares pursuant to the Agreement attached hereto as Exhibit D.

         7. Seven thousand, five hundred ($7,500) Dollars shall be immediately returned to R.L. Inzer and Company, Ltd.

Facsimile signature shall be deemed as original for the purpose of this document.

         This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Florida.

Signed this 21 day of December, 1999 (year).


                                    By: /s/ CHARLES POLLEY
                                       ------------------------------
                                       Intercontinental Brokers, Inc.
                                       Director


By:                                 By: /s/ RICHARD POLLARA
   --------------------------          ------------------------------
   Prime Equities Group, Inc.          Quantum Law, Inc.

Addendum:

         1. The parties to this agreement will take all reasonable measures to make sure the provisions are complied with.

         2. The Board of Directors shall determine no later than January 10, 2000 where the books and records of the Corporation shall reside.

         3. Richard Pollara and Sam Dean shall immediately reappoint Pat Ballis and Paul Gregory to the Board of Directors and offer such position to Aaron Grunfeld.

                                                      EXHIBIT A to EXHIBIT 10.13


                      CONSULTANT AND MANAGEMENT AGREEMENT


         AGREEMENT dated the __ day of December, 1999, between United States Telecommunications, Inc., a Florida corporation (hereinafter the "Company") with an office at 5251 110th Avenue North, Suite 118, Clearwater, Florida 33760 (the "Company"), and I-NEX Consulting Group, Inc., a Nevada corporation, 675 Fairview, Suite 246, Carson City, Nevada 89701 (hereinafter the "Consultant").

                                  WITNESSETH:

         WHEREAS, the Company desires to engage the services of the consultant and the Consultant is willing to accept such engagement, all on the terms hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         1. ENGAGEMENT. The Company hereby engages the Consultant as its Business Coordinating Specialist, Compliance Consultant and Keeper of the records, on the terms hereinafter set forth for a period of thirty (30) months, from the date of this Agreement or to terminate upon the date UST becomes a publicly traded company and a Chief Financial Officer has been appointed, from outside the present company's employee and/or management team, as well as approved by the Board of Directors of the Company, which ever occurs first and the Consultant hereby accepts such engagement. Consultant may select from among its employees, subject to the written approval of the Company, a "Managing Consultant," who shall render the services required of Consultant by the terms hereof.

         2. DUTIES. The Consultant will render services in such executive, supervisory and general administrative capacities as the Board of Directors of the Company shall from time to time reasonably determine. Without limiting the foregoing, the Consultant shall oversee the Company's Regulatory compliance, including but not limited to Regulatory filings and records, attached hereto as Exhibit A is non exclusive list of some of those Regulatory matters and/or filings. The Consultant may travel wherever the Company may reasonably require. In connection with all such trips, the Consultant will be advanced or reimbursed all reasonable travel and living expenses provided the Consultant submits appropriate documentation for such expenses to the Company. The Consultant's employees will be entitled to first class travel and hotel accommodations.

         3. EXCLUSIVITY. During its engagement with the Company neither the Consultant nor its employees, will (i) act for its or their own account in any manner which would interfere with the performance of Consultant's duties under this Agreement. Notwithstanding the foregoing, the Consultant and its employees may own equity securities of any Company engaged in securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association and/or in a company(s) no so listed.

         4.   COMPENSATION.

              4.1 As of the date of execution of the agreement the Company will pay the Consultant a consulting fee at the rate of $10,000 per month in equal, daily (business day) installments unless otherwise approved by Consultant. Said payments shall be direct deposit into Consultant bank account unless otherwise approved by Consultant. Thereafter the Company shall raise the Consultant's consulting fee by not less than eight percent (8%) annually on the month and date on which this Agreement was signed for a period of thirty (30) months, from the date of this Agreement or until the company is sold, which ever occurs first and the Consultant hereby accepts such engagement. The Consultant will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, and or, holidays. Company shall supply and pay for not less than one (1) operational local and long distance cellular telephone to Consultant.

              4.2 ADDITIONAL COMPENSATION. Consultant shall be entitled to any additional compensation that in their official capacity the Board of Directors approve.

              4.3 DEDUCTIONS. The Company and Consultant agree that by the terms of this agreement Consultant, and the employees of Consultant, shall be independent contractors and not "employees" of the Company as the term "employee" is defined in any code, statute or administrative regulation of the United States of America or the State of Florida. Consultant expressly agrees that during or after the pendency of this agreement it will not contend that its employees are "employees" of the Corporation. For the purpose of procuring any benefits (monetary or otherwise) or remedies provided to "employees" and not provided to "independent contractors", by any code, statute or administrative regulation of the United States of America or the State of Florida. Consultant further expressly agrees that in keeping with its status as an independent contractor it will declare any consulting fee paid it pursuant to the terms of this agreement on IRS Form 1040, Schedule C, or its successor, and will be responsible for and pay its own income and employer's taxes in whatever sum they might be.

         5. EXPENSES. The Company will reimburse the Consultant for all proper, normal and reasonable expenses incurred by the Consultant in performing its obligations under this Agreement upon the Consultant's furnishing the Company with evidence of such expenditures. The Consultant will not incur any unusual or major expenditures (in excess of $1,750.) without the Company's prior written approval. Without limiting the foregoing, the Consultant will not, without the Company's prior written approval, incur any travel expenses (including the cost of transportation, meals and lodging) in excess of $1,750 in the aggregate for any one trip.

         6.  BENEFITS.

              6.1 The Company and the Consultant agree that the Consultant will be responsible for the cost of Consultant's employees' medical, hospital, dental, or disability insurance, and that the Company shall not be responsible for procuring or paying for any such coverage. The Company and the Consultant agree that the Company shall not be responsible for the cost of an automobile to enable the Consultant to perform its duties under this agreement, nor shall the Company be responsible for the costs of insuring, maintaining, repairing or operating such automobile. The Company and the Consultant acknowledge that all of the expenses represented in this Section 6.1 were contemplated by, and included in, Consultant's annual consulting fee set forth in Section 4.1 above.

              6.2 The Managing Consultant will be entitled to 30 days paid vacation during each calendar year (January 1 to December 31) in addition to any paid holidays which the Company observes. In addition, the Managing Consultant shall be entitled to fourteen
              (14) days-paid sick leave. Vacation and sick leave must be used during each calendar year; if it is not used, it will be forfeited. No payment will be made for unused vacation or sick leave time.

              6.3 The Consultant's consulting fee and other rights and benefits under this Agreement will not be suspended or terminated because the Managing Consultant is absent from work due to illness, accident or other disability, provided that such absence is deemed medically necessary as set forth under Section 7 below. The provisions of this Section 6.3 will not limit or affect the rights of the Company under Section 7.

         7.  TERMINATION.

              7.1 DEATH. Absent a written agreement between the Company and Consultant to replace the Managing Consultant, this Agreement shall automatically terminate upon the death of the Managing Consultant, and all monetary obligations of Company to Consultant as set forth herein (including Consultant's consulting fee set forth in Section 4.1 above and reimbursement for expenses as set forth in Section 5 above) shall be prorated to the date of death of the Managing Consultant and paid to Consultant.

              7.2 DISABILITY. If the Managing Consultant is unable to perform substantially all of his duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three (3) consecutive months or an aggregate of more than six (6) months during any twelve (12) month period, then the Company may cause the Managing Consultant to be examined by a doctor or doctors selected by the Company, and the Managing Consultant will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them his medical records. The Managing Consultant's own doctor may be present.

                  (i) If the examining doctor or doctors and the Managing Consultant's own doctor determine that the Managing Consultant's absence from work is medically necessary, the Company will not suspend its obligations to the Consultant under this Agreement.

                  (ii) If the examining doctor or doctors and the Managing Consultant's own doctor determine that the Managing Consultant's absence from work is not medically necessary, the Company may suspend its obligations to the Consultant under Sections 4.1, 4.2 and 5 on or after the expiration of said 3- or 6-month period until the Company terminates such suspension as hereinafter provided. The Company will terminate any such suspension after the Disability has, in fact ended and after it has received written notice from the Managing Consultant that the Disability has ended and that he is ready, willing and able to perform fully his services under this Agreement. Termination of such suspension will be no later than one week after the Company has received such notice from the Managing Consultant. If any one or more periods of suspension continue pursuant to the provisions of this Section for 3 consecutive months or 6 months in the aggregate, then the Company may at any time prior to termination of the then current period of suspension, terminate the Consultant's engagement hereunder.

                  (iii) If the examining doctor or doctors and the Managing Consultant's doctor do not agree as to whether the Managing Consultant's absence from work is medically necessary, they shall consult with a third doctor whom they choose by agreement, and whose determination as to the medical necessity of Consultant's absence shall be final.

              7.3 ADDITIONAL GROUNDS FOR AND METHODS OF TERMINATION. In addition to the methods of termination set forth in Sections 7.1 and 7.2 above, this Agreement may be terminated before its normal expiration date by any of the following methods:

                  (i) By Consultant upon the giving of sixty (60) days written notice to Company:

                  (ii) By Company giving written notice to Consultant for cause, which said cause shall be limited to (a) Managing Consultant's habitual intoxication or drug addiction; (b) Managing Consultant's being finally convicted of a felony involving moral turpitude; (c) a final adjudication by a Court of competent jurisdiction of Managing Consultant being mentally "incapacitated," as that term is defined in accordance with the statutes or case law of the State of Florida.

              7.4 SEVERANCE. If this Agreement is terminated pursuant to Sections 7.1, 7.2, or 7.3.

              7.5 Consultant shall only be entitled to payment of any accrued consulting fee and outstanding expense reimbursement. If this Agreement is terminated for any other reason, the Company shall pay as severance to the Consultant the compensation to which Consultant would be entitled pursuant to this Agreement had the Agreement not been terminated.


              7.6 There are no other conditions or reasons for which the Consultant may be terminated other than those set forth above.

         8.  RESULTS OF THE CONSULTANT'S SERVICES.

              8.1 The Company will be entitled to and will own all the results and proceeds of the Consultant's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Consultant during and as a result of its engagement by the Company; the same shall be the sole and exclusive property of the Company; and the Consultant will not have any right, title or interest of any nature, or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Consultant at any time during the term of, and as a result of its engagement will be a result or proceed of the Consultant's services under this Agreement. The Consultant will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Consultant may have therein. The Consultant's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Consultant's services under this Agreement.

              8.2 The Consultant acknowledges that the violation of any of the provisions of Section 8.1 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

         9. USE OF CONSULTANT'S NAME, ETC. The Company is hereby granted the right during the term of its engagement to make use of and to permit others to make use of the Managing Consultant's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any products, or in connection with the use or implementation of any of the Managing Consultant's services hereunder or the proceeds thereof. This right shall cease after termination of this Agreement by either party.

         10.  NEGATIVE COVENANTS.

              10.1 The Consultant, and its employees, will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained during the term of this engagement.

              10.2 To the full extent permitted by law, neither the Consultant nor its employees will for a period of six months following the termination of this engagement with the Company:

                  (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of this engagement to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company:

                  (ii) attempt to cause any employee of the Company to leave such employment; engage any person who was an employee of the Company at the time of the termination of this engagement or cause such person otherwise to become associated with the Consultant or with any other person, corporation, partnership or other entity with which the Consultant may thereafter become associated:

              10.3 The Consultant acknowledges that the violation of any of the provisions of this Section 10 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

              10.4 The Company shall immediately terminate any employee who states in either oral or written form a negative or untrue statement regarding Consultant.

         11.  GOVERNING LAW; REMEDIES.

              11.1 This agreement has been executed in the State of Florida and shall be governed by and construed in all respects in accordance with the law of the State of Florida.

              11.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Tampa, Florida, in accordance with the Rules of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by the Consultant, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

              11.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief from the courts as provided in Section 6.2, 11 and 12.3 and as the courts may otherwise determine appropriate; and the Consultant agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Consultant submit to the non-exclusive jurisdiction of the courts of the State of Florida and of the United States located in the County of Hillsborough, State of Florida, and each agrees not to raise and waives any objection to or defense based on the venue of any such court of forum non convenient.

              11.4 A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time or geography, is hereby authorized by the Consultant and the Company to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under all circumstances.

              11.5 The Company and the Consultant will also have such other legal remedies as may be appropriate under the circumstances including, inter alia, recovery of damages occasioned by a breach. The rights and remedies of the Company and the Consultant are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company or the Consultant from exercising or enforcing any other rights or remedy.

         12. INDEMNITY. To the extent permitted by law, the Company will indemnify the Consultant, and its employees, against any claim or liability and will hold the

              Consultant, and its employees, harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Consultant, or any of its employees, performed or made in good faith on behalf of the Company pursuant to this Agreement, regardless of negligence. The Company will not be obligated to pay the Consultant's, or its employees' legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Consultant, or its employees; but any counsel furnished by the Company must be reasonably satisfactory to the Consultant. The foregoing provisions will survive termination of the Consultant's engagement by the Company for any reason whatsoever and regardless of fault. This provision shall apply to any and all time periods prior to the execution of this Agreement.

         13. SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

         14. WAIVER. No failure by the Company or the Consultant to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified. The Company may not waive any of its rights, except by a written instrument executed by the Company; the Consultant may not waive any of its rights, except by a written instrument executed by the Consultant. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

         15.  MISCELLANEOUS.

              15.1 This Agreement may be amended only by an instrument in writing signed by the Company and the Consultant.

              15.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Consultant's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company or to any corporation succeeding to all or a substantial portion of the Company's business and assets, provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Control means the power to elect a majority of the directors of a corporation or in any other manner to control or determine the management of a corporation. Except as provided above, neither the Company nor the Consultant may without the other's prior written consent, transfer or assign any of its rights or obligations under this Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void.

              15.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers so forth below or to such other addresses and fax numbers as to which notice is given:

                  (a) if to the Company:
                  United States Telecommunications, Inc.
                  Attn: President
                  5251 110th Avenue North
                  Suite 118
                  Clearwater, Florida 33760

                  (b) if to the Consultant:
                  c/o Robert J. Huston III
                  Attorney at Law
                  4299 MacArthur Boulevard
                  Suite 100
                  Newport Beach, CA 92660

              Notice will be deemed given on receipt.

              15.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

              15.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

              15.6 The Consultant has reviewed this Agreement with counsel of his choice, and has not signed this Agreement under coercion, force or duress.

              15.7 The prevailing party in any dispute arising between the Company and the consultant under this Agreement shall be entitled to an award of reasonable attorney fees.


         Facsimile signatures shall be deemed as original for the purpose of this document.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                    UNITED STATES TELECOMMUNICATIONS, INC.



                                    By:/s/ Richard Pollara
                                       --------------------------
                                       Richard Pollara, President
                                       For the Board of Directors of
                                       United States Telecommunications, Inc.



                                    I-NEX Consulting Group, Inc.




                                    By:/s/Richard Inzer
                                       --------------------------------
                                       For I-Nex Consulting Group, Inc.

                                                      EXHIBIT B TO EXHIBIT 10.13


            IN THE CIRCUIT COURT OF THE THIRTEENTH JUDICIAL CIRCUIT
                    IN AND FOR HILLSBOROUGH COUNTY, FLORIDA
                                 CIVIL DIVISION


UNITED STATES TELECOMMUNICATIONS,
INC., a Florida corporation,


                          Plaintiff,

vs.                                                           Case No.: 99-10079


STEPHEN HENDERSON, RUBEN P. BALLIS,
and PAUL GREGORY,


                          Defendants.

____________________________________________


                    VERIFIED COMPLAINT FOR INJUNCTIVE RELIEF


         1.  This is an action for temporary and permanent injunctive relief.

         2. Plaintiff, UNITED STATES TELECOMMUNICATIONS, INC. ("UST") is now, as at all times herein mentioned, a duly organized, validly existing Florida corporation. UST is a telecommunications service provider licensed to do business in 26 states. UST is currently providing service to customers in 19 states.

         3. STEPHEN HENDERSON ("Henderson") is a resident of Hillsborough County, Florida.

         4. RUBEN P. BALLIS ("Ballis") is a resident of Illinois, and is subject to the jurisdiction of this Court pursuant to Florida Statute, Section 48.193, Fla. Stat. Specifically, Ballis is illegally and improperly purporting to act as a director of a Florida corporation, as set forth herein, and is purporting to operate, conduct, engage in or carry on a business or business venture in this State. Further, this action seeks to enjoin the commission of torts in the State of Florida.

         5. PAUL GREGORY ("Gregory") is a resident of Colorado, and is subject to the jurisdiction of this Court pursuant to Section 48.193, Fla. Stat. Specifically, Gregory is illegally and improperly purporting to act as a director of a Florida corporation, as set forth herein, and is purporting to operate, conduct, engage in or carry on a business or business venture in this State. Further, this action seeks to enjoin the commission of torts in the State of Florida.

          6. All conditions precedent to the institution of this action have occurred or otherwise been performed.

          7. Between October 11 and December 15, 1999, Henderson, Ballis and Gregory were directors of UST.

          8. On December 15, 1999, Henderson, Ballis and Gregory were removed as directors pursuant to a Written Consent of the Shareholders of United States Telecommunications, Inc., executed pursuant to Section 607.0704, Fla. Stat. A true and correct copy of the Written Consent is attached hereto as Exhibit "A."

          9. Notwithstanding the fact that they have been removed as directors of UST, on December 17, 1999, Henderson, Ballis and Gregory have given written notice of a "Special Meeting of the Board of Directors of United States Telecommunications, Inc. to be Held on December 23, 1999" in Hillsborough County, Florida. A copy of this Notice is attached hereto as Exhibit "B."

         10. Because they have been removed as directors, Henderson, Ballis and Gregory have no legal authority to convene any meeting of the board of directors of UST, and can take no valid legal action on behalf of UST.

         11. As shown by Exhibit "B," the agenda for the meeting which Henderson, Ballis and Gregory have purported to call includes removal and election of officers for UST, consideration and action upon the corporation's S-1 Registration Statement with the United States Securities and Exchange Commission, and consideration and action "upon the use of the corporation's funds."

         12. In addition to conducting its significant daily business operations arising out of provision of telecommunications services, UST is filing an S-1 Registration Statement with the U.S. Securities and Exchange Commission in connection with a rescission offering being made pursuant to a consent order entered into with the State of Florida Department of Banking, and in connection with its efforts to address issues arising out of an action which has been filed by the SEC styled United States Securities and Exchange Commission v. Physician's Guardian Unit Investment Trust, et al., Case No. 99-1117-CIV-T-17A, United States District Court, Middle District of Florida, Tampa Division (the "SEC Action").

         13. UST will suffer irreparable harm unless Henderson, Ballis and Gregory are enjoined and restrained from purporting to take any actions on behalf of UST, which actions could include the following:

                  - Attempting to notify the banks used by UST that management is not authorized to sign checks on its account;

                  - Withdrawal or dissipation of UST funds;

                  - Attempting to remove or terminate employment of UST
                    officers, managing agents and employees;

                  - Interference with the filing and consideration of UST's S-1
                    Registration Statement with the SEC; and

                  - Attempting to bind UST in business transactions or contracts contrary to the best interests of UST, which transactions or contracts would jeopardize UST's S-1 registration, and its ability to avoid liability or exposure in the SEC Action, and to the Florida Department of Banking.

         14.      UST has no adequate remedy at law.

         WHEREFORE, United States Telecommunications, Inc. respectfully requests this Court enter a temporary and permanent injunction, enjoining Stephen Henderson, Ruben P. Ballis and Paul Gregory from purporting to take any actions on behalf of United States Telecommunications, Inc., including specifically, without limitation, the removal or termination of any officer or employee of U.S. Telecommunications, Inc., interference with the filing or processing of UST's S-1 Registration with the Securities and Exchange Commission, interference with UST's relationship with its banks, any attempt to change authorized signatories on UST's bank accounts, any appropriation or use of UST funds or assets, and any acts of a similar nature.


Dated: December 20, 1999


                                    /s/ WILLIAM C. GUERRANT, JR.
                                    ----------------------------
                                    William C. Guerrant, Jr.
                                    Florida Bar No. 516058
                                    Robert A. Shimberg
                                    Florida Bar No. 816043
                                    HILL, WARD & HENDERSON, P.A.
                                    Suite 3700 - Barnett Plaza
                                    101 East Kennedy Boulevard
                                    Post Office Box 2231
                                    Tampa, Florida 33601
                                    Telephone: (813) 221-3900
                                    Facsimile: (813) 221-2900
                                    Attorneys for Plaintiff

                                  VERIFICATION


STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

         BEFORE ME, the undersigned authority, personally appeared RICHARD POLLARA, President and Director of United States Telecommunications, Inc., who is personally known to me and upon first being duly sworn and cautioned, deposes and states that he has read the foregoing and that it is true and correct to the best of his knowledge.

         SWORN to and subscribed before me by RICHARD POLLARA, who took an oath, this 20th day of December, 1999.

                                    /s/ RICHARD POLLARA
                                    --------------------------------




                                    /s/ VALARIE A. TAYLOR
                                    --------------------------------
                                    Name: VALARIE A. TAYLOR
                                          --------------------------
                                    Notary Public - State of Florida
                                    Commission No.
                                                  ------------------
                                    My Commission Expires:
                                                          ----------


                                             [NOTARY PUBLIC SEAL]

                                              VALARIE A. TAYLOR
                                          MY COMMISSION # CC 805965
                                          EXPIRES: February 2, 2003
                                    Bonded Thru Notary Public Underwriters

                                                      EXHIBIT C to Exhibit 10.13




                                 PROMISSORY NOTE

$59,002.54
                                  Tampa, Florida              November 22, 1999


         FOR VALUE RECEIVED, the undersigned, United States Telecommunications, Inc. (referred to as the "Maker"), promises to pay to the order of Richard Pollara (and together with any other holder hereof hereinafter referred to as "Holder"), the principal sum of Fifty-Nine Thousand Two Dollars and Fifty-four Cents ($59,002.54), which principal amount plus accrued interest shall be payable on demand, in legal tender of the United States of America for debts and dues, public and private. Interest shall accrue on the unpaid principal balance at a rate equal to 8.5% per annum. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Payments due hereunder shall be made to Holder at: 3320 South San Miguel Street, Tampa, Florida 33629 or at such other place as Holder may from time to time notify Maker of in writing.

         Maker hereby reserves the right to prepay the indebtedness evidenced by this Promissory Note in whole or in part, at any time without penalty, or premium. Any partial prepayment shall be attributed to the principal amount hereof.

         Time is of the essence with respect to this Promissory Note.

         This Note evidences the obligation of the Maker and its successors in interest to Easy Cellular, Inc. and its successors in interest pursuant to that certain Joint Venture Agreement entered into between Tel Com Plus California, LLC and Easy Cellular, Inc. dated as of July 24, 1997. United States Telecommunications, Inc. is the successor in interest to Tel Com Plus California, LLC and Richard Pollara is the successor in interest to Easy Cellular, Inc.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida. If this Promissory Note is collected by or through an attorney-at-law, all costs of collection including reasonable attorneys' fees and expenses shall be payable by the undersigned.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note the day and year first above written.



                                    MAKER:


                                    UNITED STATES TELECOMMUNICATIONS, INC.


                                    By: /s/ Terrence G. Battle
                                       ----------------------------
                                            Terrence G. Battle
                                            Vice President


                                    By: /s/ Bill D. Van Aken
                                       ----------------------------
                                            Bill D. Van Aken
                                            Vice President

                                                      EXHIBIT C to Exhibit 10.13



                                 PROMISSORY NOTE

$400,000
                                 Tampa, Florida                November 22, 1999


         FOR VALUE RECEIVED, the undersigned, United States Telecommunications, Inc. (referred to as the "Maker"), promises to pay to the order of Richard Pollara (and together with any other holder hereof hereinafter referred to as "Holder"), the principal sum of Four Hundred Thousand Dollars ($400,000), which principal amount plus accrued interest shall be payable on demand, in legal tender of the United States of America for debts and dues, public and private. Interest shall accrue on the unpaid principal balance at a rate equal to 8.5% per annum. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Payments due hereunder shall be made to Holder at: 3320 South San Miguel Street, Tampa, Florida 33629 or at such other place as Holder may from time to time notify Maker of in writing.

         Maker hereby reserves the right to prepay the indebtedness evidenced by this Promissory Note in whole or in part, at any time without penalty, or premium. Any partial prepayment shall be attributed to the principal amount hereof.

         Time is of the essence with respect to this Promissory Note.

         This Note evidences the obligation of the Maker and its successors in interest to Easy Cellular, Inc. and its successors in interest pursuant to that certain Joint Venture Agreement entered into between Tel Com Plus Miami, LLC and Easy Cellular, Inc. dated as of February 28, 1997. United States Telecommunications, Inc. is the successor in interest to Tel Com Plus Miami, LLC and Richard Pollara is the successor in interest to Easy Cellular, Inc.

         This Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida. If this Promissory Note is collected by or through an attorney-at-law, all costs of collection including reasonable attorneys' fees and expenses shall be payable by the undersigned.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note the day and year first above written.



                                    MAKER:

                                    UNITED STATES TELECOMMUNICATIONS, INC.

                                    By: /s/ Terrence G. Battle
                                       ------------------------------
                                            Terrence G. Battle
                                            Vice President

                                    By: /s/ Bill D. Van Aken
                                       ------------------------------
                                            Bill D. Van Aken
                                            Vice President